Exhibit 99.1
NEWS RELEASE – HOLD for call, 4 May 2022

Tellurian reports first quarter 2022 results

HOUSTON, Texas – (BUSINESS WIRE) May 4, 2022 -- Tellurian Inc. (Tellurian) (NYSE American: TELL) ended the first quarter with nearly $300 million in cash on hand and total assets of more than $700 million. During the quarter, Tellurian generated $26 million in revenues from natural gas sales on an increase of production of approximately 24% as compared to the previous quarter. In addition, Tellurian completed its owners’ site preparation and issued a limited notice to proceed to Bechtel to begin construction of the Driftwood LNG terminal.

President and CEO Octávio Simões said, “Tellurian’s own natural gas production and sales provide valuable operating cash and a unique advantage to us as a liquefied natural gas (LNG) supplier. We are nearing net production of 100 million cubic feet equivalent per day (mmcfe/d) and plan to reach 200 mmcfe/d by year end. Tellurian production is now generating free cash flow after capex and we intend to maintain capex at approximately $150 million a year.”

“With Bechtel now onsite beginning construction of Driftwood, we are on schedule to begin LNG production in 2026,” Simões added.

Operating activities

Tellurian produced 6.1 billion cubic feet (Bcf) of natural gas for the quarter ending March 31, 2022 as compared to 4.9 Bcf for the previous quarter. Tellurian’s upstream assets include 13,521 net acres and interests in 82 producing wells as of March 31, 2022.

Financial results
Tellurian ended its first quarter of 2022 with approximately $296 million of cash and cash equivalents and approximately $732 million in total assets. Tellurian generated approximately $26 million in revenues from natural gas sales, compared to $8.7 million in the first quarter 2021. Tellurian reported a net loss of approximately $67 million, or $0.14 per share (basic and diluted), for the three months ended March 31, 2022.

About Tellurian Inc.
Tellurian intends to create value for shareholders by building a low-cost, global natural gas business, profitably delivering natural gas to customers worldwide. Tellurian is developing a portfolio of natural gas production, LNG marketing and trading, and infrastructure that includes an ~ 27.6 mtpa LNG export facility and an associated pipeline. Tellurian is based in Houston, Texas, and its common stock is listed on the NYSE American under the symbol “TELL”.
For more information, please visit www.tellurianinc.com. Follow us on Twitter at twitter.com/TellurianLNG

1201 Louisiana Street Suite 3100 | Houston, TX 77002 | TEL + 1 832 962 4000 | www.tellurianinc.com

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “plan,” “potential,” “project,” “proposed,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements herein relate to, among other things, the capacity, timing, and other aspects of the Driftwood LNG project, future production and future capital expenditures. These statements involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include the matters discussed in Item 1A of Part I of the Annual Report on Form 10-K of Tellurian for the fiscal year ended December 31, 2021 filed by Tellurian with the Securities and Exchange Commission (the SEC) on February 23, 2022 (the “Annual Report”), and other Tellurian filings with the SEC, all of which are incorporated by reference herein. The forward-looking statements in this press release speak as of the date of this release. Although Tellurian may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

Contact

Media: Joi Lecznar EVP Public and Government Affairs Phone +1.832.962.4044 joi.lecznar@tellurianinc.com	Investors: Matt Phillips Vice President, Investor Relations Phone +1.832.320.9331 matthew.phillips@tellurianinc.com

1201 Louisiana Street Suite 3100 | Houston, TX 77002 | TEL + 1 832 962 4000 | www.tellurianinc.com